UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT
        Pursuant to Section 13 OR 15(d) of the Securities Act of 1934
Date of Report (Date of earliest event reported)  October 18, 2005
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                       USA Real Estate Investment Trust
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           (Exact name of registrant as specified in its charter)
       California                  0-16508                 68-0109347
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(State or other jurisdiction        (Commission          (IRS Employer
       of incorporation)            File Number)        Identification No.)
    One Scripps Drive, Suite 201    Sacramento, California    95825-7684
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             (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code    (916) 761-4992
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
/ / Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240-13e-4(c))
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Item 8.01 Other Events
On October 18, 2005, Registrant made a $935,000 loan to Captain's Table,LLC, ("Borrower"). Said loan was reflected in a promissory note that is due for payment in full on January 12, 2006, bears interest at the rate of 10% per annum, the payment of which is secured by a recorded deed of trust on real property generally known as 4350 Riverside Boulevard, Sacramento, California. Previously in July, 2004, Registrant made a $390,000 loan to Borrower that is reflected in a presently outstanding promissory note that is due for payment in full on January 12, 2006, bears interest at the rate of 10% per annum, the payment of which is secured by a recorded deed of trust on the same real property. With respect to the current loan, Borrower paid Registrant a loan commitment fee of $2,337, paid escrow fees and the costs of title insurance, and reimbursed Registrant for its legal fees and other costs. There is no material relationship, other than in respect of the reported transaction, between Borrower and Registrant or any of Registrant's affiliates, trustees, or officers, or any associates of Registrant's trustees or
officers.                                 Signature(s)
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                           USA Real Estate Investment Trust
Date:  October 19, 2005.                   By:  Gregory E. Crissman
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                                           Gregory E. Crissman as
                                           Chairman, Chief Executive Officer
                                           and Chief Financial Officer